UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

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SCHEDULE 14A

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PREMIERE GLOBAL SERVICES, INC.

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Media and Investor Contact:

Sean O’Brien

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PGi Announces Third Quarter 2015 Results:

Non-GAAP Revenue $141.1M*, Non-GAAP Diluted EPS from Continuing Ops $0.23*,

UC&C SaaS Non-GAAP Revenue Up 71% to $89M* Annual Revenue Run-Rate

ATLANTA – October 29, 2015 – Premiere Global Services, Inc. (NYSE: PGI), the world’s largest dedicated provider of collaboration software and services, today announced results for the third quarter ended September 30, 2015.

In the third quarter of 2015, net revenue totaled $141.0 million, including an estimated negative impact of $6 million from year-over-year changes in foreign currency exchange rates. Non-GAAP revenue totaled $141.1 million* in the third quarter of 2015. Unified communications and collaboration (UC&C) SaaS non-GAAP revenue grew 71%, totaling $22.3 million* in the third quarter of 2015, compared to $13.0 million* in the third quarter of 2014. Diluted EPS from continuing operations was $0.08 in the third quarter of 2015, compared to $0.06 in the third quarter of 2014. Non-GAAP diluted EPS from continuing operations was $0.23* in the third quarter of 2015, compared to non-GAAP diluted EPS from continuing operations of $0.21* in the third quarter of 2014.

Third Quarter 2015 Results* ($ in millions, except per share data)	3Q14	3Q15	Constant Currency **	Adjusted Growth **

Non-GAAP revenue	$140.4	$141.1	$146.6	4.4%
UC&C SaaS non-GAAP revenue	$13.0	$22.3	$23.0	76.6%
Non-GAAP gross margin	58.7%	60.1%	60.0%	130 BPs
Adjusted EBITDA	$24.9	$26.4	$27.2	9.1%
Non-GAAP diluted EPS from continuing operations	$0.21	$0.23	$0.24	14.0%

“We are pleased to report our continuing strong strategic and financial performance, with 71% growth in our UC&C SaaS non-GAAP revenue and record incremental annual contract value (ACV) bookings of $7.6 million sold during the third quarter,” said Boland T. Jones, PGi founder, chairman and CEO. “We believe the increase in momentum in our transition to a SaaS model is a result of growing customer demand for our end-to-end suite of iMeet® collaboration applications that help businesses grow, save money and drive productivity.”

Nine Month Results

In the first nine months of 2015, net revenue totaled $427.6 million, including an estimated negative impact of $17 million from year-over-year changes in foreign currency exchange rates. Non-GAAP revenue totaled $428.5 million* in the first nine months of 2015. UC&C SaaS non-GAAP revenue grew 73%, totaling $62.0 million* in the first nine months of 2015, compared to $35.8 million* in the first nine months of 2014. Diluted EPS from continuing operations was $0.22 in the first nine months of 2015, compared to $0.30 in the first nine months of 2014. Non-GAAP diluted EPS from continuing operations was $0.72* in the first nine months of 2015, compared to non-GAAP diluted EPS from continuing operations of $0.67* in the first nine months of 2014.

In light of the proposed acquisition by funds managed or advised by Siris Capital Group, LLC (Siris), PGi will not hold a conference call to discuss third quarter earnings.

* Non-GAAP Financial Measures

The company’s non-GAAP revenue, UC&C SaaS non-GAAP revenue and non-GAAP gross margin include the deferred revenue from software licenses and related support contracts from recent acquisitions and excludes the impact of purchase accounting adjustments related to deferred revenue. Adjusted EBITDA and non-GAAP diluted earnings per share (EPS) from continuing operations and projections of these items also exclude equity-based compensation, amortization expenses, non-recurring tax adjustments and related interest, restructuring costs, excise and sales tax expense and related interest, asset impairments, net legal settlements and related expenses, acquisition/divesture-related costs, foreign exchange transaction gains and losses and the impact of purchase accounting adjustments related to deferred revenue. Management uses these measures internally as a means of analyzing the company’s current and future financial performance and identifying trends in our financial condition and results of operations. We have provided this information to investors to assist in meaningful comparisons of past, present and future operating results and to assist in highlighting the results of ongoing core operations. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the attached financial tables. These non-GAAP financial measures may differ materially from comparable or similarly titled measures provided by other companies and should be considered in addition to, not as a substitute for or superior to, measures of financial performance prepared in accordance with GAAP.

** Constant Currency

These constant currency adjustments convert current period results using prior period (Q3-14) average exchange rates calculated in the same manner as in footnote 5 to the Reconciliation of Non-GAAP Financial Measures table.

About Premiere Global Services, Inc.  |PGi

PGi is the world’s largest dedicated provider of collaboration software and services. We created iMeet®, an expanding portfolio of purpose-built applications designed to meet the daily collaboration and communications needs of business professionals, with solutions for web, video and audio conferencing, smart calendar management, webcasting, project management and sales acceleration. PGi’s award-winning UC&C solutions help nearly 50,000 businesses grow faster and operate more efficiently. To learn more, visit us at pgi.com.

###

Statements made in this press release, other than those concerning historical information, should be considered forward-looking and subject to various risks and uncertainties, many of which are beyond our control. Such forward-looking statements are made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and are made based on management’s current expectations or beliefs as well as assumptions made by, and information currently available to, management. A variety of factors could cause actual results to differ materially from those anticipated in PGi’s forward-looking statements, including, but not limited to, the following factors: relevant risks and uncertainties relating to the proposed transaction with Siris, including (i) the risk that the merger agreement may be terminated in circumstances that require PGi to pay Siris a termination fee; (ii) risks related to the diversion of management’s attention from PGi’s ongoing business operations; (iii) risks regarding the failure of Siris to obtain the necessary financing to complete the merger; (iv) the effect of the merger on PGi’s business relationships (including, without limitation, customers, strategic alliance partners and suppliers), operating results and business generally; (v) risks related to satisfying the conditions to the merger, including the failure of PGi’s shareholders to approve the merger, timing (including possible delays) and receipt of regulatory approvals from various governmental entities (including any conditions, limitations or restrictions placed on these approvals); and (vi) the nature, cost and outcome of any future litigation and other legal proceedings, including any potential proceedings related to the proposed merger; competitive pressures, including pricing pressures; technological changes and the development of alternatives to our services; market acceptance of PGi’s UC&C SaaS solutions, including our iMeet® and GlobalMeet® solutions; our ability to attract, retain and expand the products and services we provide to existing customers; our ability to establish and maintain strategic reseller and distribution relationships; risks associated with global economic or market conditions; price increases from our telecommunications service providers; service interruptions and network downtime, including undetected errors or defects in our software; technological obsolescence and our ability to upgrade our equipment or increase our network capacity; concerns regarding the security and privacy of our customers’ confidential information; future write-downs of goodwill or other intangible assets; greater than anticipated tax and regulatory liabilities; restructuring and cost reduction initiatives and the market reaction thereto; our level of indebtedness; risks associated with acquisitions and divestitures; indemnification claims from the sale of our PGiSend business; our ability to protect our intellectual property rights, including possible adverse results of litigation or infringement claims; regulatory or legislative changes, including further government regulations applicable to traditional telecommunications service providers and data privacy; risks associated with international operations and market expansion, including fluctuations in foreign currency exchange rates; and other factors described from time to time in our press releases, reports and other filings made with the Securities and Exchange Commission, including but not limited to the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2014. All forward-looking statements attributable to us or a person acting on our behalf are expressly qualified in their entirety by these cautionary statements. We undertake no obligation to publicly update or revise these forward-looking statements for any reason.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed merger among PGi, Pangea Private Holdings II, LLC, a Delaware limited liability company (Parent), and Pangea Merger Sub Inc., a Georgia corporation (Merger Sub). Parent and Merger Sub are affiliates of Siris. In connection with the proposed merger, PGi has filed a definitive proxy statement with the Securities and Exchange Commission (SEC) on Schedule 14A on October 26, 2015 and may file other relevant documents concerning the proposed merger. The definitive proxy statement was mailed to shareholders of PGi on or about October 27, 2015. PGi’s SHAREHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE MERGER THAT PGi WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT PGi AND THE PROPOSED MERGER. PGi’s shareholders will be able to obtain, without charge, a copy of the definitive proxy statement and other relevant materials in connection with the proposed merger (when they become available), and any other documents filed by PGi with the SEC from the SEC’s website at sec.gov and on PGi’s website at pgi.com. PGi’s shareholders will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by directing a request by mail or telephone to Premiere Global Services, Inc., c/o Sean O’Brien, 3280 Peachtree Road, NE, The Terminus Building, Suite 1000, Atlanta, Georgia 30305, by emailing investors@pgi.com or by calling 1-800-749-9111, extension 8462.

PGi and its directors and officers may be deemed to be participants in the solicitation of proxies from PGi’s shareholders with respect to the special meeting of shareholders that will be held to consider the proposed merger. Information about PGi’s directors and executive officers and their ownership of PGi’s common stock is set forth in the definitive proxy statement. Shareholders may obtain additional information regarding the interests of PGi and its directors and executive officers in the proposed merger, which may be different than those of PGi’s shareholders generally, by reading the definitive proxy statement and other relevant documents regarding the proposed merger (when they become available).

PREMIERE GLOBAL SERVICES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014

Net revenue	$140,967	$140,383	$427,593	$427,909
Operating expenses:
Cost of revenue (exclusive of depreciation and amortization shown separately below)	56,302	57,965	170,343	176,508
Selling and marketing	37,000	36,813	111,125	112,242
General and administrative (exclusive of expenses shown separately below)	19,336	17,810	60,509	54,815
Research and development	5,793	5,534	16,385	14,655
Excise and sales tax expense	331	-	331	-
Depreciation	8,886	8,697	26,350	26,248
Amortization	3,962	2,582	12,399	7,549
Restructuring costs	49	68	4,195	68
Asset impairments	1	4,938	151	4,938
Net legal settlements and related expenses	(10)	172	(21)	172
Acquisition/divestiture-related costs	2,421	2,147	6,021	5,838

Total operating expenses	134,071	136,726	407,788	403,033

Operating income	6,896	3,657	19,805	24,876

Other (expense) income:
Interest expense	(2,975)	(2,133)	(8,478)	(6,618)
Interest income	2	5	16	25
Other, net	(1,018)	741	(616)	996

Total other expense, net	(3,991)	(1,387)	(9,078)	(5,597)

Income from continuing operations before income taxes	2,905	2,270	10,727	19,279
Income tax (benefit) expense	(553)	(376)	1,002	5,230

Net income from continuing operations	3,458	2,646	9,725	14,049

Loss from discontinued operations, net of taxes	(119)	(100)	(453)	(283)

Net income	$3,339	$2,546	$9,272	$13,766

BASIC WEIGHTED-AVERAGE SHARES OUTSTANDING	44,133	45,162	44,365	45,797

Basic net income (loss) per share (1)
Continuing operations	$0.08	$0.06	$0.22	$0.31
Discontinued operations	-	-	(0.01)	(0.01)

Net income per share	$0.08	$0.06	$0.21	$0.30

DILUTED WEIGHTED-AVERAGE SHARES OUTSTANDING	45,002	45,898	45,028	46,485

Diluted net income (loss) per share (1)
Continuing operations	$0.08	$0.06	$0.22	$0.30
Discontinued operations	-	-	(0.01)	(0.01)

Net income per share	$0.07	$0.06	$0.21	$0.30

(1)	Column totals may not sum due to the effect of rounding on EPS.

PREMIERE GLOBAL SERVICES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands, except per share data)

	September 30, 2015	December 31, 2014

ASSETS

CURRENT ASSETS
Cash and equivalents	$19,317	$40,220
Accounts receivable (less allowances of $740 and $557, respectively)	89,347	77,334
Prepaid expenses and other current assets	17,616	13,536
Income taxes receivable	707	1,897
Deferred income taxes, net	10,148	10,447

Total current assets	137,135	143,434

PROPERTY AND EQUIPMENT, NET	100,647	100,954

OTHER ASSETS
Goodwill	410,000	386,416
Intangibles, net of amortization	96,411	102,350
Deferred income taxes, net	2,511	2,342
Other assets	13,810	20,734

TOTAL ASSETS	$760,514	$756,230

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$48,418	$57,211
Income taxes payable	1,346	2,217
Accrued taxes, other than income taxes	14,177	17,562
Accrued expenses	51,420	37,807
Current maturities of long-term debt and capital lease obligations	2,199	1,971
Accrued restructuring costs	431	958
Deferred income taxes, net	16	17

Total current liabilities	118,007	117,743

LONG-TERM LIABILITIES
Long-term debt and capital lease obligations	335,811	332,825
Accrued expenses	34,198	23,219
Deferred income taxes, net	24,824	27,453

Total long-term liabilities	394,833	383,497

SHAREHOLDERS’ EQUITY
Common stock, $0.01 par value; 150,000,000 shares authorized, 46,753,585 and 47,378,794 shares issued and outstanding, respectively	470	475
Additional paid-in capital	436,060	442,585
Accumulated other comprehensive loss	(16,603)	(6,545)
Accumulated deficit	(172,253)	(181,525)

Total shareholders’ equity	247,674	254,990

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$760,514	$756,230

PREMIERE GLOBAL SERVICES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, in thousands)

	Nine Months Ended September 30,
	2015	2014

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$9,272	$13,766
Loss from discontinued operations, net of taxes	453	283

Net income from continuing operations	9,725	14,049
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	26,350	26,248
Amortization	12,399	7,549
Amortization of debt issuance costs	546	491
Net legal settlements and related expenses	(21)	172
Payments for legal settlements and related expenses	(116)	(170)
Deferred income taxes	(1,598)	1,096
Restructuring costs	4,195	68
Payments for restructuring costs	(4,559)	(1,816)
Asset impairments	151	4,938
Equity-based compensation	9,821	7,544
Excess tax benefits from share-based payment arrangements	(215)	(448)
Provision for doubtful accounts	467	203
Acquisition/divestiture-related costs	6,021	5,838
Cash paid for acquisition/divestiture-related costs	(5,056)	(5,411)
Changes in working capital, net of business acquisitions	(16,556)	(6,460)

Net cash provided by operating activities from continuing operations	41,554	53,891

Net cash used in operating activities from discontinued operations	(508)	(259)

Net cash provided by operating activities	41,046	53,632

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(27,997)	(26,562)
Business acquisitions, net of cash acquired	(16,109)	(55,517)
Other investing activities, net	(301)	2,046

Net cash used in investing activities from continuing operations	(44,407)	(80,033)

Net cash used in investing activities from discontinued operations	-	-

Net cash used in investing activities	(44,407)	(80,033)

CASH FLOWS FROM FINANCING ACTIVITIES
Principal payments under borrowing arrangements	(81,971)	(99,509)
Proceeds from borrowing arrangements	83,500	137,000
Payments of debt issuance costs	-	(1,060)
Payment of earn-out liability	(1,841)	-
Excess tax benefits of share-based payment arrangements	215	448
Purchases and retirement of treasury stock, at cost	(15,605)	(25,844)
Exercise of stock options	-	963

Net cash (used in) provided by financing activities from continuing operations	(15,702)	11,998

Net cash (used in) provided by financing activities from discontinued operations	-	-

Net cash (used in) provided by financing activities	(15,702)	11,998

Effect of exchange rate changes on cash and equivalents	(1,840)	(1,047)

NET DECREASE IN CASH AND EQUIVALENTS	(20,903)	(15,450)

CASH AND EQUIVALENTS, beginning of period	40,220	44,955

CASH AND EQUIVALENTS, end of period	$19,317	$29,505

PREMIERE GLOBAL SERVICES, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(Unaudited, in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Non-GAAP Revenue (1)
Net revenue, as reported	$140,967	$140,383	$427,593	$427,909
Impact of purchase accounting adjustments related to deferred revenue (2)	143	-	891	-

Non-GAAP revenue	$141,110	$140,383	$428,484	$427,909

Non-GAAP Gross Margin (1)
Gross margin, as calculated	$84,665	$82,418	$257,250	$251,401
Impact of purchase accounting adjustments related to deferred revenue (2)	143	-	891	-

Non-GAAP gross margin	$84,808	$82,418	$258,141	$251,401

As a percentage of Non-GAAP revenue	60.1%	58.7%	60.2%	58.8%

Non-GAAP Operating Income & Adjusted EBITDA (1)
Operating income, as reported	$6,896	$3,657	$19,805	$24,876
Impact of purchase accounting adjustments related to deferred revenue (2)	143	-	891	-
Equity-based compensation	3,756	2,660	9,821	7,544
Amortization	3,962	2,582	12,399	7,549
Excise and sales tax expense	331	-	331	-
Restructuring costs	49	68	4,195	68
Asset impairments	1	4,938	151	4,938
Net legal settlements and related expenses	(10)	172	(21)	172
Acquisition/divestiture-related costs	2,421	2,147	6,021	5,838

Non-GAAP operating income	$17,549	$16,224	$53,593	$50,985
Depreciation	8,886	8,697	26,350	26,248

Adjusted EBITDA	$26,435	$24,921	$79,943	$77,233

Non-GAAP Net Income from Continuing Operations (1)
Net income from continuing operations, as reported	$3,458	$2,646	$9,725	$14,049
Impact of purchase accounting adjustments related to deferred revenue (2)	103	-	642	-
Elimination of non-recurring tax adjustments and related interest	(1,355)	(1,158)	(1,903)	(683)
Equity-based compensation	2,704	1,835	7,071	5,205
Amortization	2,852	1,782	8,927	5,209
Excise and sales tax expense	238	-	238	-
Restructuring costs	35	47	3,020	47
Asset impairments	1	3,407	109	3,407
Net legal settlements and related expenses	(7)	119	(15)	119
Acquisition/divestiture-related costs	1,743	1,481	4,335	4,028
Foreign exchange transaction (gain) loss (3)	710	(495)	439	(350)

Non-GAAP net income from continuing operations	$10,482	$9,664	$32,588	$31,031

Non-GAAP Diluted EPS from Continuing Operations (1) (4)
Diluted net income per share from continuing operations, as reported	$0.08	$0.06	$0.22	$0.30
Impact of purchase accounting adjustments related to deferred revenue (2)	-	-	0.01	-
Elimination of non-recurring tax adjustments and related interest	(0.03)	(0.03)	(0.04)	(0.01)
Equity-based compensation	0.06	0.04	0.16	0.11
Amortization	0.06	0.04	0.20	0.11
Excise and sales tax expense	0.01	-	0.01	-
Restructuring costs	-	-	0.07	-
Asset impairments	-	0.07	-	0.07
Net legal settlements and related expenses	-	-	-	-
Acquisition/divestiture-related costs	0.04	0.03	0.10	0.09
Foreign exchange transaction gain (3)	0.02	(0.01)	0.01	(0.01)

Non-GAAP diluted EPS from continuing operations	$0.23	$0.21	$0.72	$0.67

(1)	Management believes that presenting non-GAAP revenue, non-GAAP gross margin, non-GAAP operating income, adjusted EBITDA, non-GAAP net income from continuing operations and non-GAAP diluted EPS from continuing operations provide useful information regarding underlying trends in the company’s continuing operations. Management expects equity-based compensation and amortization expenses to be recurring costs and presents non-GAAP operating income, adjusted EBITDA, non-GAAP net income from continuing operations and non-GAAP diluted EPS from continuing operations to exclude these non-cash items, as well as non-recurring items that are unrelated to the company’s ongoing operations, including the impact of purchase accounting adjustments related to deferred revenue, non-recurring tax adjustments and related interest, excise and sales tax expense, excise and sales tax interest, restructuring costs, asset impairments, net legal settlements and related expenses, acquisition/divestiture-related costs and foreign exchange transaction gains and losses. These non-cash and non-recurring items are presented net of taxes for non-GAAP net income from continuing operations and non-GAAP diluted EPS from continuing operations.

(2)	Business combination accounting principles require us to write-down the deferred revenue associated with software licenses and related support contracts assumed in our acquisitions. The revenue for these support contracts is deferred and typically recognized over a one-year period, so our GAAP revenue for the one-year period after an acquisition does not reflect the full amount of revenue that would have been reported if the acquired deferred revenue was not written down to fair value. The non-GAAP adjustment eliminates the effect of the deferred revenue write-down. We believe this adjustment to the revenue from these contracts is useful to investors as an additional means to reflect revenue trends of our business.

(3)	Represents the impact of foreign exchange transaction gains and losses included in the Statements of Operations in “Other, net.”

(4)	Column totals may not sum due to the effect of rounding on EPS.

PREMIERE GLOBAL SERVICES, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(Unaudited, in thousands, except per share data)

(continued)

Prior Year Quarter Constant Currency Adjustments (5)

	Quarter-to-date			Year-to-date
	Q3 - 15 (Constant currency)	Impact of fluctuations in foreign currency exchange rates	Q3 - 15 (Actual)	Q3 - 15 (Constant currency)	Impact of fluctuations in foreign currency exchange rates	Q3 - 15 (Actual)
	(Unaudited, in thousands, except per share data)			(Unaudited, in thousands, except per share data)

Net Revenue	$146,568	$(5,601)	$140,967	$444,640	$(17,047)	$427,593
North America Net Revenue	$90,312	$(553)	$89,759	$273,541	$(1,386)	$272,155
Europe Net Revenue	$39,256	$(3,242)	$36,014	$121,786	$(11,213)	$110,573
Asia Pacific Net Revenue	$17,000	$(1,806)	$15,194	$49,313	$(4,448)	$44,865
Non-GAAP Operating Income	$17,880	$(331)	$17,549	$54,801	$(1,208)	$53,593
Adjusted EBITDA	$27,201	$(766)	$26,435	$82,142	$(2,199)	$79,943
Non-GAAP Net Income from Continuing Operations	$10,825	$(343)	$10,482	$33,559	$(971)	$32,588
Non-GAAP Diluted EPS from Continuing Operations	$0.24	$(0.01)	$0.23	$0.74	$(0.02)	$0.72

(5)	Management also presents the non-GAAP financial measures described under note 1 above, as well as net revenue and segment net revenue, on a constant currency basis compared to the same period in the previous year (Q3-14 QTD or YTD) to exclude the effects of foreign currency exchange rates, which are not completely within management’s control, in order to facilitate period-to-period comparison of the company’s financial results without the distortion of these fluctuations. These constant currency adjustments convert current QTD and YTD results using prior period (Q3-14 QTD and YTD) average exchange rates.

Sequential Quarter Constant Currency Adjustments (6)

	Q3 - 15 (Constant currency)	Impact of fluctuations in foreign currency exchange rates	Q3 - 15 (Actual)
	(Unaudited, in thousands)

Net Revenue	$141,384	$(417)	$140,967

(6)	Management also presents net revenue on a constant currency basis compared to the prior quarter (Q2-15) to exclude the effects of foreign currency exchange rates, which are not completely within management’s control, in order to facilitate period-to-period comparison of the company’s financial results without the distortion of these fluctuations. These constant currency adjustments convert current quarter results using prior period (Q2-15) average exchange rates.

Organic Growth (7)

	September 30, 2014	Impact of fluctuations in foreign currency exchange rates	Acquisitions	Organic net revenue growth	September 30, 2015	Organic net revenue growth rate
	(Unaudited, in thousands, except percentages)

Net Revenue, Three Months Ended	$140,383	$(5,323)	$9,984	$(4,077)	$140,967	-2.9%
Net Revenue, Nine Months Ended	$427,909	$(16,276)	$29,470	$(13,510)	$427,593	-3.2%

(7)	Management defines “organic growth” as revenue changes excluding the impact of foreign currency exchange rate fluctuations and acquisitions made during the periods presented and presents this non-GAAP financial measure to exclude the effect of these items that are not completely within management’s control, such as foreign currency exchange rate fluctuations, or do not reflect the company’s ongoing core operations or underlying growth, such as acquisitions.

PREMIERE GLOBAL SERVICES, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(Unaudited, in thousands, except per share data)

(continued)

UC&C SaaS and Resold Services Revenue (8)

	Q1-13	Q2-13	Q3-13	Q4-13	FY 2013	Q1-14	Q2-14	Q3-14	Q4-14	FY 2014	Q1-15	Q2-15	Q3-15

UC&C SaaS revenue, as reported	$7,149	$7,827	$8,901	$9,706	$33,583	$10,733	$11,996	$13,029	$16,977	$52,735	$18,746	$20,469	$22,188
Adjustment (8)	-	-	-	-	-	-	-	-	435	435	276	201	91

UC&C SaaS non-GAAP revenue	7,149	7,827	8,901	9,706	33,583	10,733	11,996	13,029	17,412	53,170	19,022	20,670	22,279

Resold services revenue	$16,775	$16,650	$16,053	$15,618	$65,096	$16,118	$15,356	$15,234	$14,313	$61,021	$13,036	$12,495	$10,862

(8) Adjusted for the impact of purchase accounting related to deferred revenue. See footnote 2.